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                                                                 EXHIBIT 21

                  SUBSIDIARIES OF SIGNATURE RESORTS, INC.

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           NAME                         JURISDICTION OF ORGANIZATION
           ----                         ----------------------------
Premier Resort Management,
 Inc. .....................  Georgia
KGI Port Royal, Inc. ......  California
Argosy Hilton Head, Inc. ..  Georgia
Argosy/KGI Port Royal
 Partners..................  South Carolina (general partnership)
Port Royal Resort, L.P. ...  South Carolina
KGI Grand Beach
 Investments, Inc. ........  California
Argosy Grand Beach, Inc. ..  Georgia
Argosy Partners, Inc. .....  Georgia
Argosy/KGI Grand Beach
 Investment Partnership....  California (general partnership)
Grand Beach Partners,
 L.P. .....................  California
Grand Beach Resort, Limited
 Partnership...............  Georgia
AKGI Lake Tahoe
 Investments, Inc. ........  California
KGK Lake Tahoe Development,
 Inc. .....................  California
Lake Tahoe Resort Partners,
 LLC.......................  California
Resort Marketing
 International, Inc. ......  California
AKGI--St. Maarten NV.......  Delaware/Netherlands Antilles (dually incorporated)
Resort Management
 International, Inc. ......  Georgia
Resort Management
 International, Inc. ......  California
AKGI Poipu Investments,
 Inc. .....................  California
Argosy/KGI Poipu Investment
 Partners, L.P. ...........  Hawaii
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